As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

Prenetics Global Limited
(Exact name of registrant as specified in its charter)
__________________

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Unit 703-706, K11 Atelier
728 King’s Road, Quarry Bay
Hong Kong
(Address of Principal Executive Office)

2022 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:
Stephen Lo, Chief Financial Officer
Unit 703-706, K11 Atelier King’s Road 728 King’s Road, Quarry Bay
Hong Kong
+852 2210 9588

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Prenetics Global Limited (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 664,882 shares of the Registrant’s common stock, par value $0.0015 per share (the “Ordinary Shares”) to be issued pursuant to the evergreen provisions (as defined below) of the Registrant’s 2022 Share Incentive Plan (the “Plan”) and to be added to the award pool of the Plan. Pursuant to Section 3.1(a) of the Plan (hereinafter referred to as the “evergreen provisions”), the maximum aggregate number of Ordinary Shares with respect to which awards may be granted under the Plan shall initially be 16,479,399, which will be increased on the first day of each calendar year beginning in 2023, in accordance with a formula set forth in the Plan.

This registration statement relates to securities of the same class as those for which the registration statements on Form S-8 (File No. 333-267956, File No. 333-271552, File No. 333-279019, and File No. 333-287017) were filed with the Commission on October 20, 2022, May 1, 2023, May 1, 2024, and May 7, 2025, respectively (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*
_________________________
* Information required by Part I of the Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing information specified in this Part I of Form S-8 will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated into this Registration Statement by reference (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission);

a.The Registrant’s Annual Report on Form 20-F (File No. 001-41401) for the year ended December 31, 2025 filed with the Commission on April 30, 2026, Amendment No. 1 to the Form 20-F filed with the Commission on July 2, 2026, and Amendment No. 2 to the Form 20-F filed with the Commission on July 30, 2026;

b.The description of the Registrant’s ordinary shares as contained in its registration statement on Form 8-A (File No. 001-41401), filed with the Commission under Section 12(b) of the Exchange Act on May 17, 2022, including any amendments or reports filed for the purpose of updating such description.

c.    The Registrant’s registration statement on Form S-8 (File No. 333-267956), filed with the Commission on October 20, 2022;

d.    The Registrant’s registration statement on Form S-8 (File No. 333-271552), filed with the Commission on May 1, 2023;

e.    The Registrant’s registration statement on Form S-8 (File No. 333-279019), filed with the Commission on May 1, 2024;

f.    The Registrant’s registration statement on Form S-8 (File No. 333-287017), filed with the Commission on May 7, 2025; and

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

The exhibits listed on the below exhibit index are filed as a part of, or incorporated by reference into, this registration statement.

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Memorandum and Articles of Association of Prenetics Global Limited (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F (File No. 001-41401) for the year ended December 31, 2025, filed with the Commission on April 30, 2026)

4.2
Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 of Amendment No. 3 to the Registration Statement on Form F-4 (Registration No. 333-260928) filed with the Commission on December 30, 2021, as amended)

5.1*	Opinion of Mourant Ozannes as to validity of the Class A Ordinary Shares being registered
10.1
Prenetics Global Limited’s 2022 Share Incentive Plan (incorporated herein by reference to Exhibit 4.4 of the Shell Company Report on Form 20-F (File No. 001-41401) filed with the Commission on May 27, 2022)

23.1*	Consent of KPMG
23.2*	Consent of Deloitte Touche Tohmatsu
23.3*	Consent of Deloitte Touche Tohmatsu
23.4*	Consent of Mourant Ozannes (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page hereto)
107*	Filing Fee Table
_________________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on August 21, 2026.

Prenetics Global Limited

By:    /s/ Danny Sheng Wu Yeung
Name:    Danny Sheng Wu Yeung
Title:    Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Danny Sheng Wu Yeung and Lo Hoi Chun, each acting alone, as his or her true and lawful attorney-in-fact and agents, with the power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, of Prenetics Global Limited, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Danny Sheng Wu Yeung	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 21, 2026
Danny Sheng Wu Yeung

/s/ Lo Hoi Chun	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2026
Lo Hoi Chun

/s/ Cheng Yin Pan	Independent Director	August 21, 2026
Cheng Yin Pan

/s/ Darshan Ravindra Shah	Independent Director	August 21, 2026
Darshan Ravindra Shah

/s/ Hudson Blake Leogrande	Independent Director	August 21, 2026
Hudson Blake Leogrande

/s/ Caroline Shan Levy	Independent Director	August 21, 2026
Caroline Shan Levy

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Prenetics Global Limited has signed this registration statement or amendment thereto in the City of New York, New York on August 21, 2026.

Cogency Global Inc.

By:    /s/ Colleen A. De Vries
Name:    Colleen A. De Vries
Title:    Senior Vice President